UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

June 19, 2012

Date of Report (Date of earliest event reported)

PRGX Global, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Georgia

(State or Other Jurisdiction of Incorporation)

0-28000	58-2213805
(Commission File Number)	(IRS Employer Identification No.)

600 Galleria Parkway, Suite 100, Atlanta, Georgia	30339-5949
(Address of Principal Executive Offices)	(Zip Code)

770-779-3900

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

As described below under Item 5.07 of this Current Report, at the 2012 annual meeting of shareholders of PRGX Global, Inc. (“PRGX” or the “Company”) held on June 19, 2012 (the “Annual Meeting”), the shareholders approved an amendment (the “Incentive Plan Amendment”) to the PRGX Global, Inc. 2008 Equity Incentive Plan (the “Incentive Plan”). The Incentive Plan Amendment increases the available shares reserved under the Incentive Plan by 2,200,000 shares to a total of 7,600,000.

The foregoing description of the Incentive Plan Amendment is qualified in its entirety by reference to the Incentive Plan, as amended and restated effective April 23, 2012, a copy of which is filed hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the shareholders of PRGX approved all proposals recommended by the Board of Directors (the “Board”) as described in PRGX’s proxy statement dated May 2, 2012.

With respect to Proposal 1 (election of three Class I directors to serve until the annual meeting of shareholders to be held in 2015, or until their successors are elected and qualified), the nominees received the following votes:

Director	Shares For	Shares Withheld	Broker Non-Votes
Romil Bahl	14,229,514	4,256,688	3,110,474
William C. Copacino	15,621,604	2,864,598	3,110,474
Steven P. Rosenberg	12,840,907	5,645,295	3,110,474

As previously reported, Mr. Copacino passed away on May 17, 2012. The Board did not nominate a substitute nominee to replace Mr. Copacino, and reduced the size of the Board to seven members at a Board Meeting held on June 19, 2012. The Company’s directors serving in Class II and Class III did not stand for election at the Annual Meeting. The directors serving in Class II, Patrick G. Dills and N. Colin Lind, will continue to serve until the 2013 annual meeting of shareholders or until their successors are elected and qualified. The directors serving in Class III, David A. Cole, Philip J. Mazzilli, Jr. and Archelle Georgiou Feldshon, will continue to serve until the 2014 annual meeting of shareholders or until their successors are elected and qualified.

With respect to Proposal 2 (to ratify BDO USA, LLP as the Company’s independent registered public accounting firm for fiscal year 2012), 21,565,337 shares, or 99.90% of the votes cast, voted for the proposal, 22,218 shares voted against the proposal, and 9,121 shares abstained from voting on the proposal.

With respect to Proposal 3 (to approve the Company’s executive compensation), 17,426,214 shares, or 95.98% of the votes cast, voted for the proposal, 729,646 shares voted against the proposal, 330,342 shares abstained from voting on the proposal, and there were 3,110,474 broker non-votes.

With respect to Proposal 4 (to approve an amendment to the Incentive Plan), 15,722,900 shares, or 85.61% of the votes cast, voted for the proposal, 2,642,656 shares voted against the proposal, 120,646 shares abstained from voting on the proposal, and there were 3,110,474 broker non-votes.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are filed herewith:

10.1	PRGX Global, Inc. 2008 Equity Incentive Plan, as amended and restated effective April 23, 2012

10.2	Form of PRGX Global, Inc. Performance Unit Agreement

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRGX Global, Inc.

By:	/s/ Victor A. Allums
Victor A. Allums
Senior Vice President, Secretary and General Counsel

Dated: June 22, 2012

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

10.1	PRGX Global, Inc. 2008 Equity Incentive Plan, as amended and restated effective April 23, 2012.

10.2	Form of PRGX Global, Inc. Performance Unit Agreement